UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 14, 2010, Torvec, Inc. issued the following press release concerning the successful completion of a non-brokered private placement whereby the company raised $1,500,000:

Richard A. Kaplan, chief executive officer of Torvec, Inc. announced today that Torvec has raised approximately $1,500,000 of gross proceeds in a non-brokered private placement of its common stock at $.30 per common share. The offering commenced on October 4, 2010 and was completed on October 14, 2010. The offering price was based upon the average trading price for the company’s common stock during the thirty trading days immediately preceding the commencement of the private placement.

The company expects to use the offering proceeds over the next twelve months to fund its operations, including programs designed to commercialize the company’s technologies. As a result of the private placement, the company anticipates that it will significantly reduce the shares that it will need to issue during the next twelve months for services rendered by consultants and other independent contractors as has been its past practice.

The company issued its shares in the private placement in reliance on an exemption from registration under section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares may not be offered or resold in the United States absent registration or availability of an applicable exemption from registration. Under Rule 144 of the Securities Act, the shares may be traded after a six month holding period from the date of issuance.

This Current Report (Form 8-K) contains forward looking statements regarding Torvec’s future operations and performance, including the expected use of the private proceeds and the expected reduction in the number of shares to be issued for services rendered by consultants and the amount of time that these proceeds will fund operations and enable the company to reduce the issuance of consultants’ shares. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec’s SEC reports, including it most recent Report on Form 10-K, and that the proceeds will fund a lesser period of operations or require an increase in the amount of stock expected to be issued to consultants for services rendered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 20, 2010	By:	Keith E. Gleasman

Name: Keith E. Gleasman
Title: President